Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-123540, 333-124441, 333-160512, 333-162674, 333-181422, 333-184344, 333-203175, 333-203176, 333-256179, and 333-273751) on Form S-8 and (Nos. 333-207141, 333-226729, 333-233913, and 333-239498) on Form S-3 of our reports dated February 23, 2024, with respect to the consolidated financial statements of Beyond, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Salt Lake City, Utah
February 23, 2024